Exhibit 10.1
                   AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
                                CenturyTel, INC.
                        1995 INCENTIVE COMPENSATION PLAN


         WHEREAS, an amendment to the Amended and Restated CenturyTel, Inc. (the "Company") 1995 Incentive Compensation Plan (the "Plan") was approved by the Board of Directors of the Company on May 29, 2003, to permit, with Compensation Committee approval, the transfer of stock options to non-family members following the death of the Plan participant to whom the options were granted.

         NOW THEREFORE, the Plan is hereby amended as follows:

                                       1.

         Section 10.2 shall be amended to read in its entirety as follows:

                  10.2 Transferability of Incentives. No stock option or SAR granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

                        (a)  by will;

                        (b)  by the laws of descent and distribution; or

                        (c) in the case of non-qualified stock options or SARs only,

                             (i) pursuant to a domestic relations order, as defined in the Code,

                             (ii)   to family members,

                             (iii)  to a family partnership,

                             (iv)   to a family limited liability company,

                             (v)    to a trust for the benefit of family
                                    members, or

                             (vi)   to non-family members following the
                                    death of the plan participant to whom the stock option or SAR was granted,

                                    in all such cases, if permitted by the
                                    Committee and so provided in the Incentive
                                    Agreement or an amendment thereto.

                  Any attempted assignment, transfer, pledge, hypothecation of other disposition of a stock option or SAR or levy of attachment, or similar process upon a stock option or SAR not specifically permitted herein, shall be null and void and without effect.


         IN WITNESS WHEREOF, the Company has executed this amendment in its corporate name as of the 29th day of May, 2003.

                                    CenturyTel, INC.


                                    By:  /s/ Stacey W. Goff
                                    ------------------------
                                         Stacey W. Goff
                                         Assistant Secretary